Exhibit 10.1

Information Concerning Executive Compensation

On December 30, 2013, the Compensation Committee of HomeFed Corporation (the “Company”) approved annual salary increases (effective January 1, 2014) and discretionary 2013 cash bonuses for each of the Company’s executive officers who were included as named executive officers in the Company’s 2013 proxy statement.

Name and Title	Base Salary in 2014	Bonus Award for 2013[1]
Paul J. Borden	$300,937	$315,208	[2]
President and
Chief Executive Officer

John Kent Aden, Jr.	$238,703	$206,953
Vice President

Christian E. Foulger	$157,563	$204,589
Vice President

Erin N. Ruhe	$157,563	$179,589
Vice President,
Treasurer and Controller

1 Includes a holiday bonus paid to each of the named executive officers based on a percentage of salary of $8,765 for Mr. Borden, $6,953 for Mr. Aden, $4,589 for Mr. Foulger and $4,589 for Ms. Ruhe.
2 Also includes a gross-up bonus of $56,443 for Mr. Borden as reimbursement for taxes payable on travel, commuting and lodging expenses.